UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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Form 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 28, 2012 (November 28, 2012)

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Flagstone Reinsurance Holdings, S.A.
(Exact name of registrant as specified in its charter)

Luxembourg	001-33364	98-0481623
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

65 Avenue de la Gare
L-1611 Luxembourg
Grand Duchy of Luxembourg
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:  +352 273 515 30

(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

On November 28, 2012, Flagstone Reinsurance Holdings, S.A. (“Flagstone”) held an extraordinary general meeting of its shareholders at which shareholders were asked to consider and vote upon (1) a proposal to approve the previously announced Agreement and Plan of Merger dated as of August 30, 2012, among Flagstone, Flagstone Reinsurance Holdings (Bermuda) Limited (“Flagstone Bermuda”), Validus Holdings, Ltd. and Validus UPS, Ltd., the merger of Flagstone with and into Flagstone Bermuda and the First-Step Statutory Merger Agreement dated as of September 27, 2012, between Flagstone and Flagstone Bermuda (the “Merger Proposal”) and (2) a non-binding advisory proposal to approve the compensation that may become payable to Flagstone’s named executive officers in connection with the completion of the transaction (the “Compensation Proposal”).

Each of the foregoing proposals is described in detail in the proxy statement/prospectus filed by Flagstone with the Securities and Exchange Commission on October 23, 2012.

For each of the foregoing proposals, a quorum was present as required under Flagstone’s Articles of Incorporation (Statuts). According to the report of the inspector of election, the Merger Proposal was approved by Flagstone’s shareholders. The voting results for each proposal are as follows:

Merger Proposal

For	Against	Abstain
60,063,395	11,636	6,769

Compensation Proposal

For	Against	Abstain
38,383,795	21,619,099	78,907

ITEM 8.01	OTHER EVENTS.

On November 28, 2012, Flagstone issued a press release announcing the results of the extraordinary general meeting. A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated by reference in this Item 8.01.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)           Exhibits:

Exhibit No.	Description
99.1	Press Release, dated November 28, 2012, of Flagstone Reinsurance Holdings, S.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLAGSTONE REINSURANCE HOLDINGS, S.A.

	By:	/s/ William F. Fawcett
Name: William F. Fawcett
Title: General Counsel
Date: November 28, 2012

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated November 28, 2012, of Flagstone Reinsurance Holdings, S.A.